UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As described in Item 7.01 below, on July 9, 2020, Cyclerion Therapeutics, Inc. (the “Company”) released a corporate slide presentation. The presentation included preliminary information that, as of June 30, 2020, the Company’s unaudited cash, cash equivalents and restricted cash balance was approximately $61 million and that the Company anticipates that this amount will be sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2021.

The foregoing information constitutes unaudited and preliminary estimates that (i) represent the most current information available to management as of the date of the presentation, (ii) are subject to completion of financial closing and procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of the Company’s financial condition as of, and its results of operations for the quarter ended June 30, 2020. Accordingly, undue reliance should not be placed on such estimates.

The information set forth in this Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On July 9, 2020, the Company released a corporate slide presentation that included the following updates:

•	Central Nervous System: IW-6463

o	Dosing has been completed in the ongoing IW-6463 translational pharmacology clinical study. Topline study data are expected in late summer 2020.

o	The Company anticipates initiating two parallel exploratory Phase 2 studies of IW-6463 to evaluate safety and a variety of efficacy measures, including engagement of CNS biomarkers using novel trial designs in Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like Episodes (MELAS) and Alzheimer's disease with vascular features (ADv). These studies are designed to de-risk and direct future development in CNS diseases.

•	Sickle cell disease: olinciguat

o	The seventy subjects enrolled in the olinciguat Phase 2 STRONG SCD study in patients with sickle cell disease have completed their dosing period.

o	Topline study results are expected in late Q3 2020.

•	Praliciguat out-licensing

o	The Company remains in ongoing discussions to out-license global rights to praliciguat, its oral once-daily systemic sGC stimulator.

o	In those discussions, the Company has expanded beyond cardiometabolic disorders to additional indications in which sGC stimulators have shown efficacy.

o	Cyclerion can offer no assurances on the prospects or timing of any partnership or licensing transactions generally, or specifically on praliciguat.

A copy of the corporate slide presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K. The presentation is also posted to the Company’s website, www.cyclerion.com. The Company plans to use its website to disseminate future updates to the presentation and may not necessarily file or furnish a Form 8-K alerting investors if the presentation is updated.

In addition, the Company hosted a webcast investor event on July 9, 2020 from 8:15 a.m. to 9:30 a.m. Eastern Time focused on IW-6463, the Company’s investigational, orally administered, once-daily CNS-penetrant sGC stimulator designed for the treatment of serious CNS diseases. A copy of the webinar presentation materials is attached hereto as Exhibit 99.2 and is incorporated by reference to this Current Report on Form 8-K. The presentation is also posted to the Company’s website, www.cyclerion.com.

The information set forth in and incorporated by reference into this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in and incorporated by reference into this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentations available on the Company’s website. The information contained in the presentations is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, by updating its website or through other public disclosure.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Corporate Update Presentation dated July 9, 2020.
99.2	CNS Update Presentation dated July 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: July 9, 2020	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	Chief Financial Officer

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